Exhibit 3.19


                            ARTICLES OF INCORPORATION

                                       OF

                              STEAMBOAT CORPORATION

                                       1.

     The name of the Corporation is STEAMBOAT CORPORATION.

                                       2.

     The Corporation shall have perpetual duration.

                                       3.

     The purposes for which the Corporation is organized are to purchase, own and lease real and personal property and to conduct any other businesses and engage in any other activities not specifically prohibited to corporations for profit under the laws of the State of Georgia, and the corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto.

                                       4.

     The aggregate number of shares which the Corporation shall have authority to issue is 10,000, all of which shall be common shares of $1.00 par value per share.

                                       5.

     Shares of the Corporation may be issued by the Corporation for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

                                       6.

     No shareholder shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Corporation.

                                       7.

     Subject to the provisions of ss. 22-512 of the Georgia Business Corporation Code, the Board of Directors shall have the power to distribute a portion of the assets of the Corporation, in cash or in property, to holders of shares of the Corporation out of the capital surplus of the Corporation.


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                                       8.

     The initial Board of Directors of the Corporation shall consist of three members, whose names and addresses are as follows:

                            Donald L. Fuchs
                            55 Broad Street
                            New York, New York 10004

                            Berdine Croel
                            55 Broad Street
                            New York, New York  10004

                            Charles D. Svenson
                            55 Broad Street
                            New York, New York  10004

                                       9.

     The Corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor as well as out of its unreserved and unrestricted earned surplus available therefor.

                                       10.

     The address of the initial registered office of the Corporation shall be 1000 Fulton Federal Building, Atlanta, Georgia 30303. The initial registered agent of the Corporation at such address shall be The Prentice-Hall Corporation System, Inc.

                                       11.

     The Corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of its shares.

                                       12.

     The name and address of the Incorporator is Henry Hall Ware, III, 2500 Trust Company of Georgia Building, Atlanta, Georgia 30303.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.


                                -----------------
                                   Incorporator

STATE OF GEORGIA
COUNTY OF FULTON

TO THE SUPERIOR COURT OF SAID COURT:

     The petition of Henry Hall Ware, III, whose address is 2500 Trust Company of Georgia Building, Atlanta, Georgia 30303 (hereinafter referred to as "Incorporator"), respectfully shows:

                                       1.

     The Articles of Incorporation of STEAMBOAT CORPORATION, executed by the Incorporator, are attached hereto.

                                       2.

     The initial registered office of STEAMBOAT CORPORATION is to be located in Fulton County, Georgia.

                                       3.

     Incorporator exhibits herewith a Certificate of the Secretary of State of Georgia that the name "Steamboat Corporation" is available.

     WHEREFORE, Incorporator prays that the incorporation of STEAMBOAT CORPORATION be granted, pursuant to the attached Articles of Incorporation.


                         --------------------------
                         Attorney for Incorporators


KING & SPAULDING
2500 Trust Company of
 Georgia Building
Atlanta, Georgia  30303
404-658-1350

                                    O R D E R

     The Articles of Incorporation of STEAMBOAT CORPORATION and the certificate of the Secretary of State of Georgia that such name is available in accordance with ss. 22-301 of the Georgia Business Corporation Code having been examined and found to be lawful;

     IT IS HEREBY ORDERED that the incorporation of STEAMBOAT CORPORATION be, and it hereby is, granted under the laws of the State of Georgia, pursuant to the attached Articles of Incorporation.

     This 10th day of December, 1973.



                            ---------------------
                            Judge, Superior Court
                            Fulton County, Georgia